                                                                    Exhibit 1(c)




                       ATLAS AMERICA PUBLIC #11-2002 LTD.


                      SELECTED INVESTMENT ADVISOR AGREEMENT

                      SELECTED INVESTMENT ADVISOR AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

1.   Description of Units....................................................1
2.   Representations, Warranties and Agreements of the Managing
     General Partner.........................................................1
3.   Purchase of Units.......................................................2
4.   Compensation to SIA.....................................................5
5.   Association of the Partnership with Other Advisors and Dealers..........5
6.   Conditions of the SIA's Obligations.....................................5
7.   Conditions to the Managing General Partner's Obligations................5
8.   Covenants of the SIA....................................................6
9.   Covenants of the Managing General Partner...............................6
10.  Payment of Costs and Expenses...........................................7
11.  Indemnification.........................................................7
12.  Representations and Agreements to Survive Delivery......................8
13.  Term of Agreement.......................................................8
14.  Notices.................................................................8
15.  Successors..............................................................9
16.  Miscellaneous...........................................................9

EXHIBIT A TO SELECTED INVESTMENT ADVISOR AGREEMENT OF ATLAS AMERICA PUBLIC #11-2002 LTD.

                      SELECTED INVESTMENT ADVISOR AGREEMENT



       RE:     ATLAS AMERICA PUBLIC #11-2002 LTD.


         THIS SELECTED INVESTMENT ADVISOR AGREEMENT, which is referred to as the "Agreement" is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Public #11-2002 Ltd., and the selected investment advisor (the "SIA") identified in Exhibit A hereto.

1. Description of Units. The Managing General Partner has formed a limited partnership known as Atlas America Public #11-2002 Ltd., which is referred to as "the "Partnership," which will issue and sell the Units in the Partnership, which are referred to as the "Units," at a price of $10,000 per Unit. Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $1,000,000, the Managing General Partner may break escrow and use the subscription proceeds for the Partnership's drilling activities, which is referred to as the "Initial Closing Date."

         No subscriptions to the Partnership will be accepted after whichever of the following events occurs first, which is referred to as the "Offering Termination Date":

         o        receipt of the maximum subscriptions of $40,000,000; or

         o        December 31, 2002.

2. Representations, Warranties and Agreements of the Managing General Partner. The Managing General Partner represents and warrants to and agrees with you that:

         (a) The Partnership has a currently effective registration statement on Form S-1, including a final prospectus, for the registration of the Units under the Securities Act of 1933, as amended, which is referred to as the "Act." Such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC, as well as any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the "Registration Statement" and the "Prospectus."

         (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Managing General Partner deems appropriate to comply with the Act and applicable state securities acts, which are referred to as the "Blue Sky" laws.

         (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership, which is referred to as the "Partnership Agreement," included as Exhibit (A) to the Prospectus and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of the Partnership's formation or of any jurisdiction to the laws of which the Partnership is subject.

         (d) The Partnership was duly formed under the laws of the State of Delaware and is validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems the qualification necessary to assure limited liability of the limited partners.

         (e) The Prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

3.       Purchase of Units.

         (a) The SIA represents and warrants and agrees with the Managing General Partner that it is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the SIA has clients, or it is exempt from such registration requirements.

         (b) Subject to the terms and conditions herein set forth, the Managing General Partner hereby makes available for purchase by the clients of the SIA a portion of the Units. The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Units by its clients, it will comply with all of the terms and conditions of the Prospectus, all applicable state and federal laws, including the Securities Act of 1933, as amended, the Investment Advisers Act of 1940, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC. Neither the SIA nor any other person shall have any authority to give any information or make any representations in connection with the Units other than as contained in the Registration Statement and Prospectus, as amended and supplemented and as is otherwise expressly authorized in writing by the Managing General Partner.

         (c) Clients of the SIA may, following receipt of written notice by the SIA from the Managing General Partner of the effective date of the Registration Statement, purchase the Units according to all such terms as are contained in the Registration Statement and the Prospectus. The SIA shall comply with all requirements set forth in the Registration Statement and the Prospectus. The SIA shall use and distribute, in connection with the Units, only the Prospectus and such sales literature which shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and which has been approved in writing by the Managing General Partner. The Managing General Partner reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

         (d) All monies received for purchase of any of the Units shall be forwarded by the SIA to the Managing General Partner for delivery to PNC Bank (the "Escrow Agent"), where such monies will be deposited in an escrow account established by the Managing General Partner solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Managing General Partner pursuant to the Escrow Agreement between the Managing General Partner and the Escrow Agent, the SIA shall return any check not made payable to PNC Bank as Escrow Agent for Atlas America Public #11-2002 Ltd. directly to the subscriber who submitted the check. Subscriptions will be executed as described in the Registration Statement or as directed by the Managing General Partner. Each SIA receiving a subscriber's check will deliver such check to the Escrow Agent no later than the close of business of the first business day after receipt of the subscription documents by the SIA.

         (e) During the term of this Agreement the Managing General Partner shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the SIA under this Agreement.

         (f) The Units may be purchased by clients of the SIA only where the Units may be legally offered and sold, only by such persons in such states who shall be legally qualified to purchase the Units, and only by such persons in such states in which the SIA is registered as an investment advisor or exempt from any applicable registration requirements.

         (g) The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Units.

         (h) The SIA will use every reasonable effort to assure that Units are purchased only by investors who:

                  (i) meet the investor suitability standards, including the minimum income and net worth standards established by the Managing General Partner and set forth in the Prospectus, and minimum purchase requirements set forth in the Prospectus;

                  (ii) can reasonably benefit from an investment in the Partnership based on each prospective investor's overall investment objectives and portfolio structure;

                  (iii) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation;

                  (iv) have apparent understanding of the fundamental risks of the investment; the risk that the prospective investor may lose the entire investment; the lack of liquidity of the Units; the restrictions on transferability of the Units; the background and qualifications of the employees and agents of the Managing General Partner; and the tax consequences of an investment in the Units; and

                  (v) the SIA will make the determinations required to be made by it pursuant to subparagraph (h) based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective investor, as well as any other pertinent factors deemed by the SIA to be relevant.

         (i)      In addition to complying with the provisions of subparagraph
                  (h) above, and not in limitation of any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:

                  (i) the SIA shall have reasonable grounds to believe, based on information provided by the investor concerning, his investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA, that each client of the SIA that purchases Units is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Units, each client of the SIA that purchases Units has a fair market net worth sufficient to sustain the risks inherent in an investment in the Units (including potential loss and lack of liquidity), and the Units otherwise are or will be a suitable investment for each client of the SIA that purchases Units, and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;

                  (ii) the SIA shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transactions by the investor;

                  (iii) the SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Units;

                  (iv)     in making the determination set forth in subparagraph
                           (iii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it; and

                  (v) the SIA shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

         (j) The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Units falls within the permitted class of investors.

         (k)      The SIA either:

                  (i)      shall not purchase Units for its own account; or

                  (ii) shall hold for investment any Units purchased for its own account.

         (l) The SIA hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

         (m) The SIA shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the SIA that purchases Units and resides in California.

         (n) A sale of Units shall be deemed to be completed only after the Managing General Partner receives a properly completed Subscription Agreement for Units from the SIA evidencing the fact that the investor had received a final Prospectus for a period of not less than five full business days, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such Subscription Agreement has been accepted in writing by the Company.

         (o) Clients of an SIA who have been advised by the SIA on an ongoing basis regarding investments other than in the Partnership, and who are not being charged by such SIA, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Units, shall purchase the Units net of the 7% Sales Commissions, at a per Unit purchase price of $9,300.

4. Compensation to SIA. The Managing General Partner shall pay no fees, commissions, or other compensation to the SIA.

5. Association of the Partnership with Other Advisors and Dealers. It is expressly understood between the Managing General Partner and the SIA that the Partnership may cooperate with broker/dealers who are registered as broker/dealers with the National Association of Securities Dealers, Inc. (the "NASD") or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. Such broker/dealers and investment advisors may enter into agreements with the Partnership on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Managing General Partner and the respective broker/dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

6. Conditions of the SIA's Obligations. The SIA's obligations hereunder are subject, during the term of this Agreement and the offering, to:

         (a) the performance by the Managing General Partner of its obligations hereunder and compliance by the Managing General Partner with the covenants set forth in Section 7 hereof; and

         (b)      the conditions that:

                  (i) the Registration Statement shall become and remain effective; and

                  (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

7. Conditions to the Managing General Partner's Obligations. The obligations of the Managing General Partner hereunder are subject, during the term of this Agreement and the offering, to the conditions that:

         (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Units remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Units;

         (b) no stop order suspending the effectiveness of the offering or other order restraining the offer or sale of the Units shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and

         (c) the SIA shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in Section 6 hereof.

8. Covenants of the SIA. The SIA covenants, warrants and represents, during the term of this Agreement, that:

         (a) The SIA is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or it is exempt from such registration requirements.

         (b) Neither the SIA nor any person associated with the SIA is registered as a broker/dealer or registered representative with the NASD.

         (c) The SIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act of 1940, as amended, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the SIA hereunder.

         (d) The SIA shall maintain the records required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 thereunder in the form and for the periods required thereby.

9. Covenants of the Managing General Partner. The Managing General Partner covenants, warrants and represents, during the full term of this Agreement, that:

         (a) It shall use its best efforts to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

         (b) It shall inform the SIA whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Units, or receives notice of any proceedings regarding any such order.

         (c) It shall use its best efforts to prevent the issuance of any order described in subparagraph (b) hereof and to obtain the lifting of any such order if issued.

         (d) It shall give the SIA written notice when the Registration Statement becomes effective and shall deliver to the SIA such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the SIA may reasonably request for sale of the Units.

         (e) It shall promptly notify the SIA of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the SIA with copies of any revised Prospectus and/or supplements and amendments to the Prospectus.

         (f) It shall keep the SIA fully informed of any material development to which the Partnership is a party or which concerns the business and condition of the Partnership.

         (g) It shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Units for offering and sale under the securities laws of such states as the Partnership shall elect.

10. Payment of Costs and Expenses. The SIA shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

11.      Indemnification.

         (a) The SIA shall indemnify and hold harmless the Managing General Partner, the Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the SIA's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement (including but not limited to an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Managing General Partner by such SIA) or the negligence, malpractice or malfeasance of the SIA; and the SIA shall reimburse them for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (b) The Managing General Partner shall indemnify and hold the SIA harmless against any losses, claims, damages or liabilities, joint or several, to which the SIA may become subject under the Act, the Act of 1934, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Managing General Partner shall reimburse the SIA for any legal or other expenses reasonably incurred in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

         (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

         (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

12. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Managing General Partner and the SIA in this Agreement, including the indemnity agreements contained in Section 9 of this Agreement, shall:

         (a)      survive the delivery, execution and closing of this Agreement;

         (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of the SIA or any person who controls the SIA within the meaning of the Act, or by the Managing General Partner, or any of its officers, directors, or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party; and

         (c)      survive delivery of the Units.

13.      Term of Agreement.

         (a) This Agreement shall become effective on the date on which this Agreement is executed by the Managing General Partner and the SIA. The SIA and the Managing General Partner may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.

         (b) After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:

                  (i) the Registration Statement for offer and sale of the Units shall cease to be effective;

                  (ii)     the offering shall be terminated; or

                  (iii) the SIA's license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within 10 days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

14.      Notices.

         (a) All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

         (b) Any notice or communication sent by the Managing General Partner to the SIA shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to the SIA to the person whose name and address are identified in Exhibit A hereto.

         (c) Any notice or communication sent by the SIA to the Managing General Partner or the Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the SIA by operation of law or otherwise.

16.      Miscellaneous.

         (a) This Agreement shall be construed in accordance with the applicable laws of the State of Pennsylvania.

         (b) Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Managing General Partner or the Partnership.

         (c) This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

         (d) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

         (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

SELECTED INVESTMENT ADVISOR              PARTNERSHIP

                                         ATLAS AMERICA PUBLIC #11-2002 LTD.
----------------------------------
(Name of SIA)
                                         By:   Atlas Resources, Inc.
                                         Managing General Partner

By:                                      By:
     -----------------------------          ------------------------------------
     Print Name:                            Jack L. Hollander, Senior Vice
                ------------------          President - Direct Participation
                                            Programs
Title:
      ----------------------------


Witness:
        --------------------------

                                    EXHIBIT A
                                       TO
                      SELECTED INVESTMENT ADVISOR AGREEMENT
                                       OF
                       ATLAS AMERICA PUBLIC #11-2002 LTD.

         This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, dated as of the ______ day of _______, 2002, by and between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Public #11-2002 Ltd. as the Partnership, and ____________________________, as the RIA.

1.       Date of Agreement:
                           ----------------------------------------------------

2.       Identity of RIA:
                         ------------------------------------------------------

         Name:
              -----------------------------------------------------------------

         Type of Entity:
                        -------------------------------------------------------
                         (To be completed by the RIA, e.g., corporation,
                               partnership or sole proprietorship.)

         State Organized in:
                            ----------------------------------------------------
                                         (To be completed by RIA.)

Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions. Questions concerning this matter should be directed to your legal counsel.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(To be completed by the RIA)

Registered as an Investment Advisor in the following States:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(To be completed by the RIA)

3.       Name and Address for Notice Purposes (see Paragraph 12 of Agreement):

         Name:
              ------------------------------------------------------------------
         Title:
               -----------------------------------------------------------------
         Company:
                 ---------------------------------------------------------------
         Address:
                 ---------------------------------------------------------------
         City, State and Zip Code:
                                  ----------------------------------------------
         Telephone Number (including area code):
                                                --------------------------------

4.       Please complete the following for our records:

         (a) How many registered investment advisors are with your firm?__________________ PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

         (b)      Does your firm publish a newsletter?  Yes           No
                                                            -----        ----

                  What is/are the frequency of the publication(s)?
                       Weekly           Monthly           Quarterly
                  -----            -----             -----
                       Bi-weekly        Bi-monthly        Other (please specify)
                  -----            -----             -----

                  PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

         (c) Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

                  Yes            No
                      ------        ------

                  PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

         (d) Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors?

                  Yes            No
                      ------        ------
                  If so, please provide e-mail address:
                                                        ------------------------
         (e)      Website address:
                                  ----------------------------------------------
                  Person responsible:
                                     -------------------------------------------


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